Exhibit (a)(1)

                          CERTIFICATE OF INCORPORATION

                                       of

                         BANCROFT CONVERTIBLE FUND, INC.


         FIRST. The name of the Corporation is BANCROFT CONVERTIBLE FUND, INC.

         SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purpose to be conducted or promoted is:

         To engage is any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 2,000,000 shares, par value $.01 each.

         FIFTH. The name and mailing address of the incorporator is as follows:

Name                         Mailing Address
----                         ---------------

John R. McCarron             1035 Land Title Building, Philadelphia, PA


         SIXTH. The Corporation is to have perpetual existence.

         SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter or repeal the by-laws of the Corporation, subject to the power of the stockholders to alter or repeal the by-laws made by the Board of Directors.

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         Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the property of the Corporation, real or personal.

         From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and account of the Corporation, any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or as authorized by resolution of the Board of Directors.

         In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be executed or done by the Corporation, subject, nevertheless, to the provision of the laws of the State of Delaware, of this certificate of incorporation, and of the by-laws of the Corporation.

         EIGHTH. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

         NINTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the

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application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 9th day of September, A.D. 1970.


                                       /s/ John R. McCarrie
                                       -----------------------------------------
                                       Incorporator

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